EXHIBIT 23.2


                  CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS

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                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         I consent to the use in this Registration Statement of Sungame Corporation on Form S-1/A, of my report dated March 23, 2009 (included in exhibits to such registration statement) on the financial statements of Sungame Corporation as of December 31, 2008 and 2007, and for the years then ended and for the period from November 14, 2006 (Inception) through December 31, 2008.

Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
October 28, 2009